UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2002

Commission File Number: 333-5278-NY

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AGATE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware, U.S.A. 94-3334052

(State or other jurisdiction of (I.R.S. Employer

 incorporation or organization) Identification No.)

11300 West Olympic Boulevard, Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

895 Dove Street, 3rd Floor, Newport Beach, California 92660// (562) 483-1095

(Former name, former address and former fiscal year,

if changed since last report)

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Item 5.    Other Events

   On July 23, 2002, the Board of Directors approved a settlement with Chinatrust Bank (USA), a california banking corporation, which had accumulated a debt due from the Company to the Bank of $397,603.  The terms of the settlement allow for the debt to be converted into 7,952,060 shares of restricted common stock of the Company, and payment of $15,000 in legal and accounting fees incident to the settlement agreement.  The fees have been paid and the shares are being issued, as all parties to the agreement have executed the relevant documents for settlement and compromise.

Dated July 29, 2002

AGATE TECHNOLOGIES, INC.

/s/ Francis Khoo

Francis Khoo/CEO and Chairman